UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 21, 2009

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Advanced Photonix, Inc. (the “Company”) recently discovered that although it had timely filed a Quarterly Report on Form 10-Q for the quarter ended September 25, 2009 (the “Form 10-Q”), it had inadvertently failed to include in the Form 10-Q the voting results of its Annual Meeting of Stockholders held on August 21, 2009 (the “2009 Annual Meeting”) as required under the applicable rules of the Securities and Exchange Commission (the “Commission”) in effect at the time the Form 10-Q was filed with the Commission.

The Company is hereby reporting the results of 2009 Annual Meeting of Stockholders under Item 5.07 of this Current Report on Form 8-K because, effective February 28, 2010, the requirement to disclose stockholder voting results on Forms 10-Q and 10-K was eliminated in lieu of a new requirement to report such results under new Item 5.07 to Form 8-K.

The 2009 Annual Meeting of Stockholders of Advanced Photonix, Inc. (the “Company”) was held on August 21, 2009. The votes cast with respect to each item of business properly presented at the meeting are as follows:
  The stockholders elected each of the six nominees to the Board of Directors with terms expiring at the Annual Meeting in 2010 by the vote of the plurality of votes cast, in accordance with the Company’s By-Laws.

	For	Withheld	Abstain	Broker Non-Vote
Richard D. Kurtz	18,134,620	3,767,727	2,382,379	Not Applicable
Robin F. Risser	20,585,307	1,317,040	2,382,379	Not Applicable
Lance Brewer	17,847,021	4,055,326	2,382,379	Not Applicable
M. Scott Farese	17,855,377	4,046,970	2,382,379	Not Applicable
Donald Pastor	17,857,665	4,044,682	2,382,379	Not Applicable
Stephen P. Soltwedel	17,813,041	4,089,306	2,382,379	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D. Kurtz
Richard Kurtz, Chief Executive Officer

Dated:  December 23, 2010